Exhibit 99.1

News Release

431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441
FOR IMMEDIATE RELEASE

Capstone Companies Announces an Update to its Capstone E-Commerce, Connected Website
 • www.capstoneconnected.com

DEERFIELD BEACH, FL, February 11, 2021 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that bridge technological innovations with today’s lifestyle announced the update of its www.capstoneconnected.com website highlighting the Company’s new Smart Mirror product line and providing e-commerce product pre-order functionality.
Stewart Wallach, Capstone’s Chairman and CEO, commented, “the announcement of our updated website today is the first real step we have taken toward our formal launch as it includes a waiting list provision to initiate the order process.  We have received great attention about our new Smart Mirror program and this website is the initial phase of the roll out of our mirrors.”
Wallach, added, “the initial introduction of the of the Smart Mirror at the 2020 Consumer Electronics Show was followed by the Coronavirus/COVID-19 pandemic disrupting the economies and supply chain in the United States and China.  In response to the new realities, and as previously reported, the Company moved its production to Thailand in 2020.  This transition as well as Coronavirus/Covid-19 impact delayed the public roll-out of the new Smart Mirror product e-commerce website until now.”
About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Additional product information about Company’s other products can be found at www.capstoneindustries.com. Contents of referenced URL’s are not incorporated herein and are referenced for product information only.

Forward Looking Statements. This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this press release and involve a number of risks and uncertainties, some beyond the Company’s control or ability to foresee, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including, including the impact of Coronavirus/COVID-19 pandemic on the Smart Mirror product line, any difficulty in marketing Company products in its target markets, competition in the market, and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. Additional information that could lead to material changes in Company’s performance is contained in its filings with the Securities and Exchange Commission.

Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.  Any investment in the Company’s common stock, which is a “penny stock,” is highly risky and not suitable for investors who require liquidity and are unable to withstand the loss of their investment.  Investors should only rely on public information in our filings with the SEC, especially disclosures of Risk Factors, as a basis for investment decisions about Company common stock. Company’s SEC filings can be accessed through SEC website: www.sec.gov or the corporate website listed below.

For more information, contact:
Company:
Aimee C. Brown
Corporate Secretary
(954) 252-3440, ext. 313
Corporate Website:  www.capstonecompaniesinc.com

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